                                                                     Exhibit 3.2

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                      THE CHILDREN'S BEVERAGE GROUP, INC.
                           (a Delaware corporation)



                                   ARTICLE I
                                   ---------

                                 STOCKHOLDERS

     Section 1.1. Annual Meetings. Unless directors are elected by written consent in lieu of the annual meeting as provided in Section 1.10 of these By-Laws, an annual meeting of stockholders shall be held, either within or without the State of Delaware, on such date as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. If the annual meeting for the election of directors is not held on the date designated therefor, or action taken by written consent to elect directors in lieu of an annual meeting has not been taken, the directors shall cause the meeting to be held as soon thereafter as is convenient. If any of the following occurs: (a) a failure to hold the annual meeting, or (b) a failure to take action by written consent to elect directors in lieu of the annual meeting within 30 days after the date designated for the annual meeting, or (c) a failure to designate a date for the annual meeting; and any such failure continues for a period of 13 months after the latest to occur of (i) the organization of the corporation, (ii) the date of the last annual meeting of stockholders, or (iii) the date of the last action by written consent to elect directors in lieu of an annual meeting; then any stockholder or director may apply to the Court of Chancery to order a meeting to be held.

     Section 1.2. Special Meetings. Special meetings of stockholders for any purpose other than the election of directors may be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings may be called by the President, by the Board of Directors, or by the Secretary on the written request of the holders of not less than one-fifth of the outstanding stock of the corporation entitled to vote.

     Section 1.3. Quorum; Voting. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the shares of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. Where a separate vote by class is required, a majority of the outstanding shares of such class, present in person or represented by proxy at the meeting, shall constitute a quorum of such class entitled to take action with respect to the vote on that matter.

     Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-Laws to a majority or other proportion of stock should refer to such majority or other proportion of the votes of such stock.

     Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

     In all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Where a separate vote by class is required, the affirmative vote of a majority of the shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

     Section 1.4. Adjournments. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.5. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 1.6. Stockholder List. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 1.7. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten, or in the case of a merger or consolidation, not less than twenty, nor more than sixty days before the date of the meeting.

     Section 1.8.   Record Date.

          (a) Meeting of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) Action Without Meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          (c) Dividends. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 1.9. Consent of the Stockholders in Lieu of a Meeting (Other than for the Election of Directors.) Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, other than in the election of directors, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation in the manner required herein. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided above.

     Section 1.10. Consent of the Stockholders in Lieu of an Annual Meeting for the Election of Directors. Unless otherwise provided in the Certificate of Incorporation, the stockholders may elect directors by written consent in lieu of holding an annual meeting; provided, however, that if such consent is less than unanimous, such election by written consent shall be valid only if all of the directorships that would have been filled at an annual meeting held at the effective time of such written consent are vacant and are filled by such action. An incumbent director may not be replaced by a written stockholder consent that is less than unanimous unless such director is first removed or resigns from his directorship.


                                  ARTICLE 11
                                  ----------

                                   DIRECTORS

     Section 2.1. Powers, Number and Term. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be not less than two (2) and not more than seven
(7). The exact number of directors shall be fixed from time to time by resolution of the then incumbent directors without further amendment to this by-law. The directors shall be elected at the annual meeting of the stockholders and each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Directors need not be stockholders of the corporation.

     Section 2.2. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective.

     Section 2.3. Vacancies. Vacancies occurring on the Board of Directors or on any committee of the Board, or new directorships to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office, or by a sole remaining director. Each director so chosen shall hold office for the unexpired term and until his successor shall be duly chosen.

     Section 2.4. Removal. Any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock then outstanding and entitled to vote at an election of directors.

     Section 2.5. Committees. The Board of Directors may, by resolution, designate one or more committees of the Board, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by law to be submitted to the stockholders for approval, or (ii) adopt, amend or repeal these By-Laws.

     Section 2.6. Meetings. An annual meeting of directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting, shall be held if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, without notice other than this by-law; or at such other time and place as the directors may determine. If the annual meeting of directors is not held immediately following the annual meeting of stockholders, then two days' written notice of the place and time of the meeting shall be given to each of the newly elected directors.

     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors without further notice than said resolution.

     Special meetings of the board may be called by the President or by the Secretary on the written request of any director on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     Meetings of directors may be held either within or without the State of Delaware.

     Section 2.7. Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

     Section 2.8. Quorum; Required Vote. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number.

     Section 2.9. Compensation. The Board of Directors may by resolution fix the compensation of the directors, which compensation shall be reasonable. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     Section 2.10. Consent in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.


                                  ARTICLE III
                                  -----------

                                   OFFICERS

     Section 3.1. Number; Qualifications; Election; Term of Office. The Board of Directors shall elect such officers as are required by law and such additional officers as it from time to time may determine. None of the officers of the corporation, except for the Chairman and Vice Chairman, if elected, need be directors. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Vacancies may be filled or new offices created and filled by the Board of Directors. Any number of offices may be held by the same person.

     Section 3.2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3.3. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3.4. Chairman. The Chairman of the Board of Directors, if one is elected, shall be the Chief executive officer of the corporation. Subject to the direction of the Board of Directors, he shall have overall charge over the business, affairs and policies of the corporation. He shall preside at all meetings of the Board of Directors. He may execute contracts, stock certificates and other instruments on behalf of the corporation and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 3.5. President. The President shall be the chief operational officer of the corporation and, if no Chairman is elected, the chief executive officer of the corporation. Subject to the direction and control of the Board of Directors, he shall be in charge of the day-to-day business of the corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors; and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

     Unless the Board of Directors shall authorize the execution thereof in some manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 3.6. Vice President. The Vice Presidents, if elected, shall assist the President in the discharge of his duties as the President may direct. In the absence of the President, the Vice Presidents shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents may sign contracts, stock certificates and other instruments in the name of the Corporation and shall perform such other duties as may be assigned to them by the President or by the Board of Directors.

     Section 3.7. Treasurer. The Treasurer, if elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

     Section 3.8. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

     Section 3.9. Assistant Treasurers; Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall assist the Treasurer and the Secretary, respectively, in the discharge of their duties, and shall have such powers and shall perform such additional duties as shall be assigned to them by the directors.


                                  ARTICLE IV
                                  ----------

                                     STOCK

     Section 4.1. Certificates of Stock. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they are elected, or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number and class of shares owned by him in the corporation. Any or all of the signatures may be facsimiles.

     Section 4.2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificates, or his legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     Section 4.3. Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.


                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS

     Section 5.1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock, in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     Section 5.2. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

     Section 5.3. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

     Section 5.4. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 5.5. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 5.6. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 5.7. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VI
                                  ----------

                          NOTICE AND WAIVER OF NOTICE

     Section 6.1. Notice. Whenever any notice is required to be given by these ByLaws, personal notice is not meant unless expressly so stated. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder or director at his address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Section 6.2. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.


                                  ARTICLE VII
                                  -----------

                    INDEMNIFICATION OF OFFICERS, DIRECTORS
                             EMPLOYEES AND OTHERS

     The corporation may indemnify to the full extent authorized by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in connection with such action, suit or proceeding. Such indemnification shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of disinterested directors, or as a matter of law or otherwise. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.


                                 ARTICLE VIII
                                 ------------

                                  AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the directors or the stockholders of the corporation.


                                  ARTICLE IX
                                  ----------

                        RESCISSION OF PREVIOUS BY-LAWS


     All by-laws in effect prior to the date of adoption of these amended and restated By-Laws are rescinded in their entirety and are of no further force and effect.



ADOPTED and EFFECTIVE as of January 11, 1999